EXHIBIT 6 (a) (i)

                     TRANSFER AGENT AND REGISITRAR AGREEMENT

      THIS AGREEMENT made and entered into this 22nd day of October, 1998, by and between:

NEVADA AGENCY AND TRUST COMPANY, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, hereinafter called "TRANSFER AGENT," and

CIGAR KING CORPORATION, 1100 Melville Street, Suite #320, Vancouver, B.C. V6E 4A6, a Nevada corporation, hereinafter called "COMPANY."

         NOW THEREFORE, for valuable consideration and the mutual promises herein contained, the parties hereto agree as follows, to wit:

         1. [APPOINTMENT OF TRANSFER AGENT] The COMPANY hereby appoints TRANSFER AGENT as the Transfer Agent and Registrar for the COMPANY'S Common Stock, commencing on this 22nd day of October, 1998.

         2. [COMPANY'S DUTY] The COMPANY agrees to deliver to TRANSFER AGENT a complete up-to-date stockholder list showing the name of the individual stockholder, current address, the number of shares and the certificate numbers, it being specifically understood and agreed that the TRANSFER AGENT is not to be held responsible for any omissions or error, that may leave occurred prior to this Agreement whether on the part of the COMPANY itself or its previous transfer agent or agents. The COMPANY hereby agrees to indemnify TRANSFER AGENT in this regard.

         3. [STOCK CERTIFICATES] The COMPANY agrees to provide an adequate number of stock certificates to handle the COMPANY'S transfers oil a current basis. Upon receipt of TRANSFER AGENT'S request, the COMPANY agrees to furnish additional stock certificates as TRANSFER AGENT deems necessary considering the volume of transfers. The stork certificates shall be supplied at COMPANY'S cost. The TRANSFER AGENT agrees to order stock certificates from its printer upon request of the COMPANY.

         4. [TRANSFER AGENT DUTIES] TRANSFER AGENT agrees to handle the COMPANY's transfers, record the same, and maintain a ledger, together with a file containing all correspondence relating to said transfers, which records shall be kept confidential and be available to the COMPANY and its Board of Directors, or to any person specifically authorized by the Board of Directors to review the records which shall be made available by TRANSFER AGENT during the regular business hours.

         5. [TRANSFER AGENT REGISTRATION] TRANSFER AGENT warrants that it is registered as a Transfer Agent with the United Stakes Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

      6. [STOCKHOLIDER LIST] From time to time, as necessary for Company stockholders meeting or mailings, the TRANSFER AGENT will certify and make available to the current, active stockholders list for COMPANY purposes. it is agreed that a reasonable charge for supplying such list will be made by TRANSFER AGENT to the COMPANY. It is further agreed that in the event the TRANSFER AGENT received a request or a demand from a stockholder or the attorney of agent for a stockholder, for a list of stockholders, the TRANSFER AGENT will serve notice of such request by certified mail to the COMPANY. The COMPANY will have forty-eight
(48) hours to respond in writing to the TRANSFER AGENT. If the COMPANY orders the TRANSFER AGENT to withhold delivery of a list of stockholders as

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requested,  the TRANSFER  AGENT agrees to follow the orders of the COMPANY.  The
COMPANY will then follow the procedure set forth in the Uniform Commercial Code to restrain the TRANSFER AGENT from making delivery of a stockholders list.

         7. [TRANSFER FEE] TRANSFER AGENT agrees to assess and collect from the person requesting a transfer and/or the transferror, a fee of Fifteen and No/100 dollars ($15.OO) for each stock certificate issued, except original issues of stock or warrant certificates, which fees shall be paid by the COMPANY. This fee may be decreased or increased at any time by the TRANSFER AGENT. This fee shall be the property of the TRANSFER AGENT.

         8. [ANNUAL FEE] The COMPANY agaves to pay the TRANSFER AGENT an annual fee of TWELVE HUNDRED DOLLARS ($1,200.00) each year. This fee reimburses the TRANSFER AGENT for the expense and time required to respond to the written and oral inquiries from brokers and the investing public, as well as maintaining the transfer books and records of the corporation. The annual fee will be due on 1st of July of each year and is subject to annual review.

         9. [TERMINATION] This Agreement may be terminated by either party given written notice of such termination to the other party at least ninety (90) days before the effective date. The TRANSFER AGENT shall return all of the transfer records to the COMPANY and its duties and obligations as TRANSFER AGENT shall cease at that time. The Transfer Agent will be paid a Termination Fee of $1.00 per registered stockholder of the Company at the time the written termination notice is served.

         10.  [COMPANY  STATUS] The COMPANY  will  promptly  advise the TRANSFER
AGENT of any changes or amendments to the Articles of Incorporation, any significant changes in corporate status, changes in officers, etc., and of all changes in filing status with the Securities and Exchange Commission, or any state entity, and to hold the, TRANSFER AGENT harmless from its failure to do so.

         11. [INDEMNIFICATION OF TRANSFER AGENT] The COMPANY agrees to indemnify and hold harmless the TRANSFER AGENT, from any and all loss, liability of damage, including reasonable attorneys' fees and expenses, arising out of, or resulting from the assertion against the TRANSFER AGENT of any claims, debts or obligations in connection with any of the TRANSFER AGENT'S duties as set forth in the Agreement, and specifically it is understood that the TRANSFER AGENT shall have the right to apply to independent counsel at the COMPANY'S expense in following the COMPANY'S directions and orders.

         12. [COUNTERPARTS] This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.

         13. [NOTICE] Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:


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                    TO THE COMPANY:
                    Michael J. Kennaugh,  Director
                    CIGAR KING CORPORATION
                    320 - 1100 Melville Street
                    Vancouver, B.C. V6E 4A6

                    TO THE TRANSFER AGENT:
                    NEVADA AGENCY AND TRUST COMPANY
                    50 West Liberty Street, Suite 880 Reno,
                    Nevada 89501

         14. [MERGER CLAUSE] This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall binding unless in writing and signed by the parties hereto.

         15. [GOVERNING LAW] This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         THIS AGREEMENT has been executed by the parties hereto as of the day and year 1st above written, by the duly authorized officer or officers of said parties, and the same will be binding upon the assigns and successors in interest of the parties hereto.

                                         NEVADA AGENCY AND TRUST COMPANY
                                         TRANSFER AGENT

                                         By     /S/   "AMANDA CARDINALLI"
                                             -----------------------------------
                                             AMANDA CARDINALLI, VICE PRESIDENT

                                         CIGAR KING CORPORATION
                                         COMPANY

                                         By    /S/  "MICHAEL J. KENNAUGH"
                                             -----------------------------------
                                              MICHAEL J. KENNAUGH
                                              DIRECTOR

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                              AGREEMENT TO ACQUIRE

                                100% INTEREST IN

                                   THE CONCEPT


THIS AGREEMENT made on this 24th day of November, 1998

BETWEEN:

         ARCHER INVESTMENTS INC., a Niue corporation with offices at No. 2 Commercial Centre Square, Alofi, Niue

         (known herein as "Archer")

                                                               ON THE FIRST PART
AND:

         CIGAR KING CORPORATION, a Nevada corporation with offices at 880 - 50 West Liberty Street, Reno, Nevada, USA, 89501

         (known herein as "Cigar King")

                                                              ON THE SECOND PART

WHEREAS:

A. Archer has developed a concept for selling cigars through a kiosk system (herinafter called "Concept") and wished to sell these rights to Cigar King; and

B. Cigar King wishes to purchase the rights, business plan and all other material from Archer under the terms and conditions set out below.


NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and the sum of One Dollar ($1.00) paid to Archer by Cigar King and the sum of One Dollar ($1.00) paid by Cigar King to Archer (the receipt of which are hereby acknowledged), the parties thereto agree as follows:


1. DEFINITIONS

1.01 In this Agreement, including the recitals and schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

(a) "AGREEMENT" means this Agreement to Acquire 100% Interest in the Cigar King Concept.

(b) "CIGAR KING" is the name to be give to the Concept under the terms of this Agreement.

(c) "CONCEPT" means the method by which the cigars and related items will be marketed - through a system of individual kiosks.

(d) "INTEREST" means a one hundred percent (100%) in the rights to the Concept.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS

2.01 Archer represents and warrants to Cigar King that:

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(a)    it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.02   Cigar King represents and warrants to Archer that:

(a) it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.03 The representations, warranties and covenants hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by Archer and Cigar King and any loss, damage, cause of action and suits arising out of or in connection with any breach of any representation warranty, covenant, agreement or condition made by them and contained in this Agreement.


3.     TERMS AND CONDITIONS OF PURCHASE

3.01   On the part of Cigar King:

       a. Cigar King will acquire a one hundred percent (100%) interest in the Concept from Archer for the sum of fifty thousand dollars ($50,000) payable on or before December 31, 1998 by way of money order, draft or wire transfer to Archer's bank account;

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       b.  Cigar King will be granted the rights to use the name of "Cigar King"
           in any association with the Concept;

       c. Cigar King will be able to market the Concept anywhere in the world without Archer's approval;

       d.  Cigar King will receive from Archer any reports, analysis, blueprints
           and  documentation   held  by  Archer  relating  to  the  developing,
           marketing and sale of the Concept; and

       e. Cigar King will save harmless Archer from any liabilities incurred subsequent to the sales by Archer of the Concept to Cigar King.

3.02   On the part of Archer:

       a. Archer will immediately upon receipt of the fifty thousand dollars ($50,000) payment from Cigar King send to Cigar King all information, reports, blueprints and other documentation it has in its possession;

       b. Archer will undertake to prepare and deliver to Cigar King a business plan under the name of "Cigar King";

       c. Archer will, upon payment, have no further rights or interest in the Concept;

       d. Archer will save harmless Cigar King from any and all legal actions, liabilities or encumbrances incurred prior to Cigar King making the required payment noted in (a) above; and

       e. Archer will not enter into any similar or related cigar concepts and will not participate in the development the Concept with any third parties.


4.     AREA  OF  INTEREST

4.01 In respect to this Agreement the area of interest is defined the entire world as mankind knows it today.


5.     TERMINATION  OF  AGREEMENT

5.01   This Agreement shall terminate:

(a)    if Cigar King  fails to meet the terms and conditions in paragraphs 3.01;
       or

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(c)    if either Archer and/or Cigar King gives notice in writing to that effect that either and/or both of them wish to terminate the Agreement prior to the payment being made as set forth in 3.01 above.


6.     FORCE  MAJEURE

6.01 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds)including, but not limited to acts of God, fire, storm, flood, explosions, strikes, lockouts or other industrial disturbances, act of the public enemy, riots, laws, rules and regulations or orders of any duly constituted governmental authority, including environmental protection agencies, or nonavailability of materials or transportation.

6.02 All time limits imposed by this Agreement will be extended by a period of equivalent to the period of delay resulting from events described in paragraph
6.01 hereof but may not exceed ninety (90) days in total.

6.03 A party relying on the provisions of paragraph 6.01 hereof will take all reasonable steps to eliminate any of the events mentioned in 6.01 and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an event under 6.01 renders completion impossible.


7.     NOTICE

7.01 Any notice, direction, cheque or other instructions required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication or other similar forms of communication including facsimile, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof.

7.02 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of a disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, fax machine, telecommunication or other similar form of communication, be deemed to have been given or received on the day it was so sent.

7.03 Any party may at any time give to the other notice in writing of any changes or address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.


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8.     FURTHER  ASSURANCES

8.01 Each of the parties hereto shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty this section shall not be construed as imposing any obligation on any party to provide guarantees.

9.     ENTIRE  AGREEMENT

9.01 This Agreement embodies the entire agreement and understanding between Archer and Cigar King and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.


10.    AMENDMENT

10.01 This Agreement may be changed orally but only by an agreement in writing, executed under seal, by the party or parties against which enforcement, waiver, change, modification or discharge is sought.


11.    ARBITRATION

11.01 If any question, differences or disputes shall arise between the parties in respect of any matters arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

(a) the party sharing one side of the dispute shall name an arbitrator and give notice thereof to the pay sharing the other side of the dispute;

(b) the party sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and

(c) the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator.

The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne equally by Archer and Cigar King. If the parties on either side of the dispute fail to name an arbitrator within the time limit or proceed with the arbitration, the arbitrator named may decide the question. The place of arbitration shall be Reno, Nevada, United States.

12.    ENUREMENT

12.01 This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns.

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13.    GOVERNING  LAW

13.01 This Agreement shall be governed by and interpreted in Cigar King with the laws of the State of Nevada.


14.    SEVERABILITY

14.01 If any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.    NUMBER  AND  GENDER

15.01 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.


16.    HEADINGS

16.01 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.


17.    CURRENCY

17.01  All references to currency are stated in United States dollars.


18.    TIME  OF  THE  ESSENCE

18.01  Time shall be of the essence in the performance of this Agreement.

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IN WITNESS  WHEREOF the parties  hereto have executed  this  Agreement as of the day, month and year first above written.


THE COMMON SEAL OF ARCHER                   )
INVESTMENTS INC. was hereunto               )
affixed in the presence of:                 )
                                            )             C/S
                                            )
         /c/  "Kelvin Smith"                )
---------------------------------           )
(Authorized Signatory)                      )


THE COMMON SEAL OF CIGAR KING               )
CORPORATION was hereunto                    )
affixed in the presence of:                 )
                                            )             C/S
                                            )
       /c/ "Steven Bruce"                   )
---------------------------------           )
(Authorized Signatory)                      )
                                            )
                                            )
     /c/ "Michael Kennaugh"                 )
---------------------------------           )
(Authorized Signatory)                      )





















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